EXHIBIT 99.01

Chegg Reports 2025 First Quarter Earnings
Makes progress on strategic alternatives process and initiates additional restructuring of the business

SANTA CLARA, Calif., May 12, 2025 /BUSINESS WIRE/ -- Chegg, Inc. (NYSE:CHGG), the leading student-first connected learning platform, today reported financial results for the three months ended March 31, 2025.

“In Q1, we exceeded our revenue and adjusted EBITDA expectations, delivered $16 million of free cash flow and continued to diversify our revenue streams. We are encouraged by the conversations in our strategic alternatives process and the value these organizations see in our business,” said Nathan Schultz, Chief Executive Officer & President of Chegg, Inc. “Despite these promising developments, we believe the trends impacting our business will worsen before they get better. We are taking steps to further align costs with our outlook, including an additional restructuring of our business.”

First Quarter 2025 Highlights

•Total Net Revenues of $121.4 million, a decrease of 30% year-over-year
•Subscription Services Revenues of $107.6 million, a decrease of 30% year-over-year
•Gross Margin of 56%
•Non-GAAP Gross Margin of 57%
•Net Loss was $17.5 million
•Non-GAAP Net Loss was $6.7 million
•Adjusted EBITDA was $19.3 million
•3.2 million Subscription Services subscribers, a decrease of 31% year-over-year

Total net revenues include revenues from Subscription Services and Skills and Other. Subscription Services includes revenues from our Chegg Study Pack, Chegg Study, Chegg Writing, Chegg Math, and Busuu offerings. Skills and Other includes revenues from Chegg Skills, advertising services, content licensing, print textbooks and eTextbooks.

For more information about non-GAAP net (loss) income, non-GAAP gross margin and adjusted EBITDA, and a reconciliation of non-GAAP net (loss) income to net loss, gross margin to non-GAAP gross margin and adjusted EBITDA to net loss, see the sections of this press release titled, “Use of Non-GAAP Measures,” “Reconciliation of Net Loss to EBITDA and Adjusted EBITDA,” and “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Business Outlook

Second Quarter 2025

•Total Net Revenues in the range of $100 million to $102 million
•Subscription Services Revenues in the range of $85 million to $87 million
•Gross Margin between 64% and 65%
•Adjusted EBITDA in the range of $16 million to $17 million

For more information about the use of forward-looking non-GAAP measures, a reconciliation of forward-looking net loss to EBITDA and adjusted EBITDA for the second quarter 2025, see the below sections of the press release titled “Use of Non-GAAP Measures,” and “Reconciliation of Forward-Looking Net Loss to EBITDA and Adjusted EBITDA.”

An updated investor presentation and an investor data sheet can be found on Chegg’s Investor Relations website https://investor.chegg.com.

Prepared Remarks - Nathan Schultz, CEO & President Chegg, Inc.

Thank you, Tracey. Hello everyone and thank you for joining Chegg’s first-quarter 2025 earnings call.

Q1 was a good quarter for Chegg. We surpassed our revenue and adjusted EBITDA guidance, generated approximately $16 million in free cash flow, and diversified our revenue in two key ways.

•First, the expansion of our business to institution effort, which has expanded from 5 pilots to 15 pilots from Q4 to Q1 and is well on track to reach our goal of 40 by the end of the year.
•Second, licensing our Question-and-Answer pairs to language model companies. We’ve signed two agreements and believe that this just the tip of the iceberg for this program. David will address the financial details of these deals.

Concerning our strategic review process, we’ve made significant progress. As a reminder, we undertook this effort last quarter with Goldman Sachs, to explore a range of outcomes to maximize shareholder value, including being acquired, undertaking a go-private transaction, or remaining as a public standalone company, and continue to believe this is the right step to maximize shareholder value. To date, we’ve had dozens of meetings with interested parties, ranging from strategic tech and education companies to private equity firms. Early indications are positive, and we are encouraged by the conversations and the value these organizations see in our business.

Here’s what’s capturing potential acquirers' attention:

•First is our core product, Chegg Study, a verticalized and personalized student support platform. As you may have seen, we keep innovating on behalf of students with the recently released Solution Scout which allows students to compare multiple language models against Chegg’s proprietary content, and our Practice service now has a new AI-powered feature called Create that empowers students to generate customized content directly from their own class materials – delivering a highly customized and personalized study experience.
•Next is Busuu, our language learning service, which continues to perform very well. Q1 revenue increased 7% year over year, driven by growth in both the B2C and B2B businesses. The B2C business is seeing the benefits of AI-driven product enhancements such as Speaking Practice, which is driving deep engagement and strong performance in customer acquisition and retention. The B2B business maintained strong double-digit growth in Q1, achieving a 29% year-over-year revenue increase, driven by a strategic focus on retaining and growing large enterprise clients. We expect Busuu to achieve approximately $48 million of revenue in 2025 and to be adjusted EBITDA positive by the first quarter of 2026.
•Our reinvented Skills product is set up for what I believe will be a breakout year in 2025. Chegg Skills provides skill-building for the modern workforce, including foundational digital skilling and broad-based AI training, and is trending toward the highest outcomes we’ve seen to date. In Q1, we entered into a pilot program with EdifyOnline and Noodle to provide AI programs that support a higher education initiative in India. In Q2 and Q3, we expect to further expand our Guild business and to add additional partners. We believe Skills is on a path to profitability and positive revenue growth in 2026.
•And finally, there is significant value in our library of proprietary and high-quality question and answer pairs and our network of subject matter experts. We’ve continued to make improvements in our content operations, with a new quality control rubric, as we prepare for the content licensing opportunity I mentioned earlier. As we have said many times, content is the heart and soul of our Chegg Study business, and these improvements in our QC rubric will serve both students and our new content licensing initiative.

While we exceeded expectations in Q1 and see great value in the areas of the business I just went through, we believe the macroeconomic trends will continue to put pressure on our company and business trends will worsen before they get better. Google and their expansion of AI Overviews continues to keep web traffic captive in the Google search experience and migrate search to Gemini. Additionally, language model companies are turning to academia for validation, with OpenAI recently giving college students free access to Chat GPT Plus, and Anthropic launching a free education offering.

As a result, we are once again taking proactive measures to align costs with our business outlook. We executed two restructurings in 2024, and today we are announcing further cost reduction plans. This restructuring will include expense reductions across our business, including closing physical offices in the US and Canada by the end of the year, limiting our upper funnel marketing, reducing new product development efforts, and finally cutting our general and administrative expenses. Chegg Skills and Busuu are not affected as we are encouraged by the progress these businesses have made and we are investing in their growth. As part of this, we regrettably will be parting ways with approximately 22% or 248 of our talented team members, which is a challenging decision and one I’m saddened by. The impact is concentrated in the US and Canada, and predominantly affects Chegg Study and corporate services, which will result in a 66% reduction in these areas of our business. The actions taken today will drive $45-$55 million of savings in 2025, with full year savings of $100-$110 million in 2026. This is on top of the $120 million of 2025 savings we are on track to fully realize from our two 2024 restructuring initiatives. These decisions continue to be challenging, and we do not make them lightly. I want to personally thank each talented team member for their contributions to Chegg.

To conclude, I want to reinforce the key points from what I shared today.

•Our strategic alternatives process is going well and is the best way to maximize shareholder value and keep Chegg’s student-first mission thriving.
•We believe the strategy for Chegg Study, providing true learning outcomes for students, is enduring, and while our direct to student penetration normalizes, we are diversifying our revenue through two key opportunities in question-and-answer pair licensing and institutional direct contracts.
•We’re continuing to make the hard decisions to align our revenue decline in Chegg Study with our operating expenses, as challenging as they are, and
•Finally, we’re excited about the performance of Busuu and the opportunity for Skills, both of which are primed for a breakout year and expected to be adjusted EBITDA positive in 2026.

With that, I’ll turn it over to David.

Prepared Remarks - David Longo, CFO Chegg, Inc.

Thank you, Nathan and good afternoon.

Today, I will be presenting our financial performance for the first quarter of 2025, along with the company’s outlook for the second quarter.

We delivered a good first quarter, surpassing our guidance on both revenue and adjusted EBITDA, and generated $16 million in free cash flow. Despite ongoing industry headwinds, we remain committed to our student-first strategy and prudent cost management in line with our business outlook. As part of this commitment, we announced a restructuring today, which I will elaborate on shortly. Additionally, during the quarter, we took further steps to enhance our capital structure by repurchasing $65 million of our 2026 convertible notes at a discount.

In the first quarter, total revenue was $121 million, a decrease of 30% year-over-year. This includes Subscription Services revenue of $108 million. We had 3.2 million subscribers during the quarter, representing a year-over-year decline of 31%. Skills and Other revenue was $14 million in the quarter, which includes our new revenue stream from content licensing. So far, we have executed two content licensing deals with two of the top ten technology companies in the world, generating $4 million of revenue in Q1 and we expect an additional $7 million in Q2. These deals represent less than 5 percent of our content library and are non-exclusive, allowing us the opportunity to license the content to other companies. We are in discussions with other companies to expand our licensing efforts even further.

In the first quarter gross margin was 56%. During the quarter, we streamlined our product offerings and discontinued certain content and internal-use software assets, resulting in a one-time charge of $16.2 million of accelerated depreciation recorded in cost of revenues. This negatively impacted gross margin by 13 percentage points.

Non GAAP operating expenses were $80.5 million in the quarter, a reduction of approximately $20 million or 20% year over year, driven by the execution of the restructurings we announced last year. We are on track to achieve the full-year savings of $120 million from these actions. The complete savings will be realized throughout this year. Our first quarter adjusted EBITDA was $19 million, representing a margin of 16%.

Free cash flow for the first quarter was $15.8 million, despite incurring approximately $8 million in cash outlays related to employee severance from our restructurings. Capital expenditures for the quarter were $9 million, down 69% year-over-year, as we are now fully realizing the benefits of our investments in AI.

As mentioned earlier, in the first quarter we opportunistically repurchased $65.2 million in aggregate principal amount of our 2026 convertible notes at a $7.8 million discount to par. Our 2025 convertible notes matured in March, and we repaid the full principal amount of $358.9 million.

Looking at the balance sheet, we concluded the quarter with cash and investments of $126 million and a net cash balance of $64 million.

As Nathan outlined earlier, we are executing an additional restructuring plan to continue to align our cost structure with our revenue as we navigate the continued industry challenges and the negative impact on our business. This restructuring will impact 248 employees, or approximately 22% of the company. This restructuring will result in non-GAAP expense savings of $45-$55 million in 2025 and $100-$110 million in 2026, stemming from employee departures, cost rationalizations, and real estate savings. We have negotiated a penalty-free agreement with our landlord to exit our Santa Clara lease prior to the expiration date, as we seek a smaller office workspace. We expect to incur charges of approximately $34-38 million related to this restructuring, representing mostly severance payments. Of this charge, we expect $31-35 million will be incurred in cash, with the remaining amount representing non-cash charges. We expect that a substantial portion of the cash and non-cash charges will be incurred in the second and third quarters. We anticipate completing these activities and substantially all charges by December 31, 2025. The cost savings from the two fully implemented restructurings announced in 2024, coupled with the restructuring announced today, will result in a combined non-GAAP savings of $165-$175 million in 2025.

Looking ahead, industry challenges continue to cause a notable decline in traffic and subscriber acquisitions. These conditions are a source of continued pressure on our business and are impacting our financial outlook.

For Q2 guidance, we expect:

•Total revenue between $100 and $102 million, with Subscription Services revenue between $85 and $87 million;
•Gross margin to be in the range of 64 to 65 percent;
•And adjusted EBITDA between $16 and $17 million.

In closing, while ongoing industry challenges impacting Chegg Study continue to affect our financial performance, the opportunity to support and serve students remains. We are taking the right steps to align the cost structure. At the same time, we continue to evaluate a range of strategic alternatives to ensure we are maximizing value for our shareholders and are encouraged by the interest we have received.

With that, I will turn the call over to the operator for your questions.

Conference Call and Webcast Information

To access the call, please dial 1-877-407-4018, or outside the U.S. +1-201-689-8471, five minutes prior to 5:00 a.m. Pacific Time (or 8:00 a.m. Eastern Time). A live webcast of the call will also be available at https://investor.chegg.com under the Events & Presentations menu. An audio replay will be available beginning at 9:00 a.m. Pacific Time (or 12:00 p.m. Eastern Time) on May 12, 2025, until 8:59 p.m. Pacific Time (or 11:59 p.m. Eastern Time) on May 19, 2025, by calling 1-844-512-2921, or outside the U.S. +1-412-317-6671, with Access ID 13753290. An audio archive of the call will also be available at https://investor.chegg.com.

Use of Investor Relations Website for Regulation FD Purposes

Chegg also uses its Investor Relations website, https://investor.chegg.com, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor https://investor.chegg.com, in addition to following press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

About Chegg

Chegg provides individualized learning support to students as they pursue their educational journeys. Available on demand 24/7 and powered by over a decade of learning insights, the Chegg platform offers students artificial intelligence (AI)-powered academic support thoughtfully designed for education coupled with access to a vast network of subject matter experts who help ensure quality and accuracy. No matter the goal, level, or style, Chegg helps millions of students around the world learn with confidence by helping them build essential academic, life, and job skills to achieve success. Chegg is a publicly held company based in Santa Clara, California and trades on the NYSE under the symbol CHGG. For more information, visit www.chegg.com.

Media Contact: Mansi Bandarupalli, press@chegg.com
Investor Contact: Tracey Ford, IR@chegg.com

Use of Non-GAAP Measures

To supplement Chegg’s financial results presented in accordance with generally accepted accounting principles in the United States (GAAP), this press release and the accompanying tables and the related earnings conference call contain non-GAAP financial measures, including adjusted EBITDA, non-GAAP cost of revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net (loss) income, non-GAAP weighted average shares, non-GAAP net income per share, and free cash flow. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of Net Loss to EBITDA and Adjusted EBITDA,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow,” and “Reconciliation of Forward-Looking Net Loss to EBITDA and Adjusted EBITDA.”

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Chegg defines (1) adjusted EBITDA as earnings before interest, taxes, depreciation and amortization or EBITDA, adjusted for share-based compensation expense, other income, net, acquisition-related compensation costs, impairment expense, restructuring charges, content and related assets charge and transitional logistic charges; (2) non-GAAP cost of revenues as cost of revenues excluding amortization of intangible assets, share-based compensation expense, acquisition-related compensation costs, restructuring charges, content and related assets charge, and transitional logistic charges; (3) non-GAAP gross profit as gross profit excluding amortization of intangible assets, share-based compensation expense, acquisition-related compensation costs, restructuring charges, content and related assets charge, and transitional logistic charges; (4) non-GAAP gross margin is defined as non-GAAP gross profit divided by net revenues, (5) non-GAAP operating expenses as operating expenses excluding share-based compensation expense, amortization of intangible assets, acquisition-related compensation costs, restructuring charges, impairment expense, impairment of lease related assets, and loss contingency; (6) non-GAAP income from operations as loss from operations excluding share-based compensation expense, amortization of intangible assets, acquisition-related compensation costs, restructuring charges, impairment expense, content and related assets charge, impairment of lease related assets, loss contingency, and transitional logistic charges; (7) non-GAAP net (loss) income as net loss excluding share-based compensation expense, amortization of intangible assets, acquisition-related compensation costs, amortization of debt issuance costs, the income tax effect of non-GAAP adjustments, restructuring charges, impairment expense, content and related assets charge, impairment of lease related assets, gain on sale of strategic equity investment, gain on early extinguishment of debt, loss contingency and transitional logistic charges; (8) non-GAAP weighted average shares outstanding as weighted average shares outstanding adjusted for the effect of shares for stock plan activity and shares related to our convertible senior notes, to the extent such shares are not already included in our weighted average shares outstanding; (9) non-GAAP net income per share is defined as non-GAAP net (loss) income divided by non-GAAP weighted average shares outstanding; and (10) free cash flow as net cash provided by operating activities adjusted for purchases of property and equipment. To the extent additional significant non-recurring items arise in the future, Chegg may consider whether to exclude such items in calculating the non-GAAP financial measures it uses.

Chegg believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Chegg’s performance by excluding items that may not be indicative of Chegg’s core business, operating results or future outlook. Chegg management uses these non-GAAP financial measures in assessing Chegg’s operating results, as well as when planning, forecasting and analyzing future periods and believes that such measures enhance investors’ overall understanding of our current financial performance. These non-GAAP financial measures also facilitate comparisons of Chegg’s performance to prior periods.

As presented in the “Reconciliation of Net Loss to EBITDA and Adjusted EBITDA,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of Forward-Looking Net Loss to EBITDA and Adjusted EBITDA,” and “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow,” tables below, each of the non-GAAP financial measures excludes or includes one or more of the following items:

Share-based compensation expense.

Share-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Chegg's control. As a result, management excludes this item from Chegg's internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation expense provide investors with a basis to measure Chegg's core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Amortization of intangible assets.

Chegg amortizes intangible assets, including those that contribute to generating revenues, that it acquires in conjunction with acquisitions, which results in non‑cash expenses that may not otherwise have been incurred. Chegg believes excluding the expense associated with intangible assets from non-GAAP measures allows for a more accurate assessment of its ongoing operations and provides investors with a better comparison of period-over-period operating results. No corresponding adjustments have been made related to revenues generated from acquired intangible assets.

Acquisition-related compensation costs.

Acquisition-related compensation costs include compensation expense resulting from the employment retention of certain key employees established in accordance with the terms of the acquisitions. In most cases, these acquisition-related compensation costs are not factored into management's evaluation of potential acquisitions or Chegg's performance after completion of acquisitions, because they are not related to Chegg's core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related compensation costs from non-GAAP measures provides investors with a basis to compare Chegg’s results against those of other companies without the variability caused by purchase accounting.

Amortization of debt issuance costs.

The difference between the effective interest expense and the contractual interest expense are excluded from management's assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Chegg believes that the exclusion of the non-cash interest expense provides investors with a better comparison of period-over-period operating results.

Income tax effect of non-GAAP adjustments.

We utilize a non-GAAP effective tax rate for evaluating our operating results, which is based on our current mid-term projections. This non-GAAP tax rate could change for various reasons including, but not limited to, significant changes resulting from tax legislation, changes to our corporate structure and other significant events. Chegg believes that the inclusion of the income tax effect of non-GAAP adjustments provides investors with a better comparison of period-over-period operating results.

Restructuring charges.

Restructuring charges represent expenses incurred in conjunction with a reduction in workforce. Chegg believes that it is appropriate to exclude them from non-GAAP financial measures because they are nonrecurring and the result of an event that is not considered a core-operating activity. Chegg believes that it is appropriate to exclude the restructuring charges from non-GAAP financial measures because it provides investors with a better comparison of period-over-period operating results.

Impairment expense.

Impairment expense represents the impairment of goodwill, intangible assets, and property and equipment. Chegg believes that it is appropriate to exclude them from non-GAAP financial measures because they are the result of discrete events that are not considered core-operating activities and are not indicative of our ongoing operating performance. Chegg believes that it is appropriate to exclude the impairment expense from non-GAAP financial measures because it provides investors with a better comparison of period-over-period operating results.

Gain on sale of strategic equity investment.

The gain on sale of strategic equity investment represents a one-time event to record the sale of our equity investment in Sound Ventures. We believe that it is appropriate to exclude the gain from non-GAAP financial measure because it is the result of an event that is not considered a core-operating activity and we believe its exclusion provides investors with a better comparison of period-over-period operating results.

Gain on early extinguishment of debt.

The difference between the carrying amount of early extinguished debt and the reacquisition price is excluded from management's assessment of our operating performance because management believes that these non-cash gains are not indicative of ongoing operating performance. Chegg believes that the exclusion of the gain on early extinguishment of debt provides investors with a better comparison of period-over-period operating results.

Effect of shares for stock plan activity.

The effect of shares for stock plan activity represents the dilutive impact of outstanding stock options, RSUs, and PSUs, to the extent such shares are not already included in our weighted average shares outstanding.

Effect of shares related to convertible senior notes.

The effect of shares related to convertible senior notes represents the dilutive impact of our convertible senior notes, to the extent such shares are not already included in our weighted average shares outstanding.

Free cash flow.

Free cash flow represents net cash provided by operating activities adjusted for purchases of property and equipment. Chegg considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, which can then be used to, among other things, invest in Chegg's business and make strategic acquisitions. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in Chegg's cash balance for the period.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which include, without limitation, statements regarding our ongoing process to explore strategic alternatives and the outcome of such process; our newly announced restructuring plan, including the number of employees impacted by the reduction in force, the amount and timing of the charges we will incur in connection with these actions, the impact of the actions on our non-GAAP financial measures, including the amount of cost savings and the timing of those savings; our ability to increase efficiency across the business and to manage our expenses prudently as the competitive landscape evolves; our strategy to diversify our revenue streams with question-and-answer pair licensing, business-to-institution programs and other enterprise offerings; our ability to weather current and future business challenges and to stabilize the business; the impact of generative AI for academic support on the education ecosystem at large, including universities and education technology companies broadly; the speed, scale and potential impact of Google's AIO rollout; our ongoing litigation against Google and its outcome; student adoption of generative AI products; and all statements about our outlook under “Business Outlook,” including our Q2 2025 guidance, including total revenue, Subscription Services revenue, gross margin, and adjusted EBITDA, as well as those included in the investor presentation referenced above and the “Prepared Remarks” sections above. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “endeavor,” “will,” “should,” “future,” “transition,” “outlook” and similar expressions, as they relate to Chegg, are intended to identify forward-looking statements. These statements are not guarantees of future performance, and are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: the effects of AI technology on our business and the economy generally; our ability to stabilize the business by attracting new learners to, and retaining existing learners on, our learning platform in light of declining revenue and user traffic; the impact and effectiveness of our internal restructuring activities; our ability to effectively control operating costs; our ability to innovate and offer new products and services in response to competitive technology and market developments, including generative AI; the outcome and effects of our exploration of strategic alternatives, which may not be successful and may disrupt our ongoing business, result in increased expenses and present other risks; competition in all aspects of our business, including with respect to AI and our expectation that such competition will increase; the outcome of our litigation against Google; our ability to maintain our services and systems without interruption, including as a result of technical issues, cybersecurity threats, or cyber-attacks; third-party payment processing risks; the outcome of any current litigation and investigations; the possibility that the NYSE may delist our common stock; and general economic, political and industry conditions, including escalating international trade tensions, including tariffs and trade restrictions, fluctuating inflation, recession and war. All information provided in this release and in the conference call is as of the date hereof, and Chegg undertakes no duty to update this information except as required by law. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “Commission”) on February 24, 2025, as supplemented by the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2025 to be filed with the Securities and Exchange Commission, and could cause actual results to differ materially from expectations.

CHEGG, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except for number of shares and par value)
(unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$44,105	$161,475
Short-term investments	44,188	154,249
Accounts receivable, net of allowance of $121 and $190 at March 31, 2025 and December 31, 2024, respectively	28,549	23,641
Prepaid expenses	14,514	17,100
Other current assets	78,395	81,094
Total current assets	209,751	437,559
Long-term investments	38,093	212,650
Property and equipment, net	144,971	170,648
Intangible assets, net	9,271	10,347
Right of use assets	21,479	22,256
Other assets	15,204	15,491
Total assets	$438,769	$868,951
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$16,812	$15,159
Deferred revenue	45,150	39,217
Accrued liabilities	109,070	115,360
Current portion of convertible senior notes, net	—	358,605
Total current liabilities	171,032	528,341
Long-term liabilities
Convertible senior notes, net	62,475	127,344
Long-term operating lease liabilities	17,797	18,509
Other long-term liabilities	1,794	1,776
Total long-term liabilities	82,066	147,629
Total liabilities	253,098	675,970
Commitments and contingencies (Note 8)
Stockholders' equity:
Preferred stock, $0.001 par value per share, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value per share: 400,000,000 shares authorized; 105,376,973 and 104,880,048 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	105	105
Additional paid-in capital	1,125,738	1,114,550
Accumulated other comprehensive loss	(33,247)	(32,233)
Accumulated deficit	(906,925)	(889,441)
Total stockholders' equity	185,671	192,981
Total liabilities and stockholders' equity	$438,769	$868,951

CHEGG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Net revenues	$121,387	$174,350
Cost of revenues(1)	53,973	46,497
Gross profit	67,414	127,853
Operating expenses:
Research and development(1)	29,428	44,435
Sales and marketing(1)	25,614	30,375
General and administrative(1)	39,374	55,534
Impairment expense	2,000	—
Total operating expenses	96,416	130,344
Loss from operations	(29,002)	(2,491)
Interest expense and other income, net:
Interest expense	(467)	(650)
Other income, net	12,997	10,780
Total interest expense and other income, net	12,530	10,130
(Loss) income before provision for income taxes	(16,472)	7,639
Provision for income taxes	(1,012)	(9,059)
Net loss	$(17,484)	$(1,420)
Net loss per share, basic and diluted	$(0.17)	$(0.01)
Weighted average shares used to compute net loss per share, basic and diluted	105,159	102,343

(1) Includes share-based compensation expense and restructuring charges as follows:

Share-based compensation expense:
Cost of revenues	$238	$513
Research and development	3,212	9,209
Sales and marketing	1,061	2,140
General and administrative	6,746	17,427
Total share-based compensation expense	$11,257	$29,289

Restructuring charges:
Cost of revenues	$—	$—
Research and development	959	—
Sales and marketing	132	—
General and administrative	1,829	—
Total restructuring charges	$2,920	$—

CHEGG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities
Net loss	$(17,484)	$(1,420)
Adjustments to reconcile net loss to net cash provided by operating activities:
Share-based compensation expense	11,257	29,289
Depreciation and amortization expense	32,094	19,687
Deferred tax assets	15	2,877
Operating lease expense, net of accretion	1,089	1,567
Amortization of debt issuance costs	377	541
Loss from write-offs of property and equipment	2,287	478
Gain on early extinguishment of debt	(7,360)	—
Realized gain on sale of investments	(752)	—
Other non-cash items	(28)	(31)
Change in assets and liabilities:
Accounts receivable	(4,693)	6,705
Prepaid expenses and other current assets	5,880	3,583
Other assets	518	(1,270)
Accounts payable	1,535	(6,589)
Deferred revenue	5,437	(1,159)
Accrued liabilities	(4,894)	640
Other liabilities	(752)	(1,580)
Net cash provided by operating activities	24,526	53,318
Cash flows from investing activities
Purchases of property and equipment	(8,665)	(28,017)
Purchases of investments	(793)	(79,028)
Maturities of investments	103,214	50,731
Proceeds from sale of investments	181,158	—
Proceeds from sale of strategic equity investment	—	15,500
Net cash provided by (used in) investing activities	274,914	(40,814)
Cash flows from financing activities
Payment of taxes related to the net share settlement of equity awards	(469)	(4,294)
Repayment of convertible senior notes	(416,492)	—
Net cash used in financing activities	(416,961)	(4,294)
Effect of exchange rate changes	218	(226)
Net (decrease) increase in cash, cash equivalents and restricted cash	(117,303)	7,984
Cash, cash equivalents and restricted cash, beginning of period	164,359	137,976
Cash, cash equivalents and restricted cash, end of period	$47,056	$145,960

	Three Months Ended March 31,
	2025	2024
Supplemental cash flow data:
Cash paid during the period for:
Interest	$224	$224
Income taxes, net of refunds	$1,227	$641
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$2,221	$2,216
Right of use assets obtained in exchange for lease obligations:
Operating leases	$258	$—
Non-cash investing and financing activities:
Accrued purchases of long-lived assets	$4,265	$6,302

	March 31,
	2025	2024
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$44,105	$143,747
Restricted cash included in other current assets	1,036	224
Restricted cash included in other assets	1,915	1,989
Total cash, cash equivalents and restricted cash	$47,056	$145,960

CHEGG, INC.
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Net loss	$(17,484)	$(1,420)
Interest expense	467	650
Provision for income taxes	1,012	9,059
Depreciation and amortization expense	32,094	19,687
EBITDA	16,089	27,976
Share-based compensation expense	11,257	29,289
Other income, net	(12,997)	(10,780)
Restructuring charges	2,920	—
Impairment expense	2,000	—
Acquisition-related compensation costs	—	255
Adjusted EBITDA	$19,269	$46,740

CHEGG, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Cost of revenues	$53,973	$46,497
Amortization of intangible assets	(1,077)	(3,142)
Share-based compensation expense	(238)	(513)
Acquisition-related compensation costs	—	(6)
Non-GAAP cost of revenues	$52,658	$42,836

Gross profit	$67,414	$127,853
Amortization of intangible assets	1,077	3,142
Share-based compensation expense	238	513
Acquisition-related compensation costs	—	6
Non-GAAP gross profit	$68,729	$131,514

Gross margin %	56%	73%
Non-GAAP gross margin %	57%	75%

Operating expenses	$96,416	$130,344
Share-based compensation expense	(11,019)	(28,776)
Restructuring charges	(2,920)	—
Impairment expense	(2,000)	—
Amortization of intangible assets	—	(856)
Acquisition-related compensation costs	—	(249)
Non-GAAP operating expenses	$80,477	$100,463

Loss from operations	$(29,002)	$(2,491)
Share-based compensation expense	11,257	29,289
Restructuring charges	2,920	—
Impairment expense	2,000	—
Amortization of intangible assets	1,077	3,998
Acquisition-related compensation costs	—	255
Non-GAAP (loss) income from operations	$(11,748)	$31,051

	Three Months Ended March 31,
	2025	2024
Net loss	$(17,484)	$(1,420)
Share-based compensation expense	11,257	29,289
Restructuring charges	2,920	—
Impairment expense	2,000	—
Amortization of intangible assets	1,077	3,998
Income tax effect of non-GAAP adjustments	528	713
Amortization of debt issuance costs	377	541
Acquisition-related compensation costs	—	255
Gain on early extinguishment of debt	(7,360)	—
Gain on sale of strategic equity investment	—	(3,783)
Non-GAAP net (loss) income	$(6,685)	$29,593

Weighted average shares used to compute net loss per share	105,159	102,343
Effect of shares for stock plan activity	—	792
Effect of shares related to convertible senior notes	—	9,234
Non-GAAP weighted average shares used to compute non-GAAP net income per share	105,159	112,369

Net loss per share	$(0.17)	$(0.01)
Adjustments	0.11	0.27
Non-GAAP net (loss) income per share	$(0.06)	$0.26

CHEGG, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Net cash provided by operating activities	$24,526	$53,318
Purchases of property and equipment	(8,665)	(28,017)
Free cash flow	$15,861	$25,301

CHEGG, INC.
RECONCILIATION OF FORWARD-LOOKING NET LOSS TO EBITDA AND ADJUSTED EBITDA
(in thousands)
(unaudited)

Three Months Ending June 30, 2025
Net loss	$(31,700)
Interest expense, net	100
Provision for income taxes	600
Depreciation and amortization expense	15,900
EBITDA	(15,100)
Share-based compensation expense	6,700
Other income, net	(1,100)
Restructuring charges	23,000
Impairment of lease related assets	3,000
Adjusted EBITDA	$16,500
* Adjusted EBITDA guidance for the three months ending June 30, 2025 represent the midpoint of the range of $16 million to $17 million, respectively.